Exhibit 23.1



                              Accountant's Consent



To the Board of Directors
AquaPenn Spring Water Company, Inc.



We consent to the incorporation by reference in this Registration Statement of AquaPenn Spring Water Company, Inc. (the "Company") on Form S-8 of our report dated October 21, 1997 (except for note 15 which is as of October 24, 1997), appearing in the Company's Prospectus dated January 29, 1998 and filed with the Securities and Exchange Commission on January 30, 1998 (the "Prospectus") and to the reference to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in the Prospectus.


                                                     /s/ KPMG Peat Marwick LLP
                                                     -------------------------
                                                     KPMG Peat Marwick LLP


State College, Pennsylvania
May 1, 1998